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                                                                    EXHIBIT 10.1

                           WARRANT PURCHASE AGREEMENT


         This Warrant Purchase Agreement (this "Agreement") is entered into this 15th day of April, 2003, by and between Bull Run Corporation, a corporation organized under the laws of the State of Georgia (the "Investor") and Gray Television, Inc., a corporation organized under the laws of the State of Georgia (the "Company").

                                    RECITALS

         WHEREAS, the Company has issued to the Investor a common stock warrant, dated as of September 24, 1996 for 731,250 shares of Class A Common Stock of the Company ("Warrant A"); a common stock warrant dated as of September 24, 1996 for 375,000 shares of Class A Common Stock of the Company ("Warrant B") and a common stock warrant dated as of January 28, 1999 for 100,000 shares of Common Stock of the Company, ("Warrant C", and together with Warrant A and Warrant B, the "Warrants"), a copy of each of which is attached hereto as Exhibits A, B and C, respectively, and pursuant to which the Investor is entitled, subject to the terms and conditions set forth in the Warrants, to acquire from the Company, at a purchase price per share of $11.92, $16.00 and $13.625, respectively, at any time or from time to time prior to January 3, 2006, September 24, 2006, and December 3, 2011, respectively, those fully paid and non-assessable shares of the Company's Common Stock and Class A Common Stock, no par value per share; and

         WHEREAS, the Investor wishes to sell the Warrants to the Company and the Company wishes to purchase the Warrants from the Investor;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                     PURCHASE AND SALE OF WARRANTS; CLOSING

         1.1 Securities Purchase and Sale of Securities. On the terms and subject to the conditions contained in this Agreement, the Company hereby purchases the Warrants from the Investor, and the Investor hereby sells the Warrants to the Company. Following the Closings (as herein defined), the Warrants shall be canceled and retired and shall cease to exist.

         1.2 Purchase Price. The aggregate purchase price for the Warrants shall be $5,120,938 (the "Purchase Price"). The Purchase Price shall be paid or satisfied at the Closings by means of a check or wire transfer of immediately available funds to such bank account as designated by the Investor by notice delivered to the Company.

         1.3 No Liens. The Warrants purchased by the Company shall be free and clear of any liens, claims, equities, security interests, preemptive rights, judgments and other encumbrances of every kind and nature whatsoever (collectively, "Encumbrances").



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         1.4      Time of Closings. The transactions contemplated hereby shall be consummated on two consecutive days as may be mutually agreed upon by the parties hereto, at a place to be agreed upon by such parties, as follows:

                  (a) the portion of Warrant A representing 630,000 of the shares constituting Warrant A shall be transferred in exchange for a portion of the Purchase Price equal to $3,244,500 at "Closing A"; and

                  (b) on the day following Closing A, the remaining portion of Warrant A, Warrant B and Warrant C shall be transferred for the remaining $1,876,438 at "Closing B." Closing A and Closing B are referred to herein collectively as the "Closings."

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         2.1 Corporate Existence and Authorization. The Investor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Georgia. The execution, delivery and performance by the Investor of this Agreement and consummation of the transactions contemplated hereby are within the Investor's corporate powers and have been duly authorized by all necessary corporate actions on the part of the Investor, and no other corporate or other approval of the Investor or its shareholders is required in connection herewith. This Agreement has been duly executed and delivered by the Investor and constitutes a legal, valid and binding agreement of the Investor enforceable against it in accordance with its terms.

         2.2 Noncontravention. The execution, delivery and performance by the Investor of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate the articles of incorporation or bylaws of the Investor, (ii) violate any applicable law, rule, regulation, judgment, injunction, order, or decree to which the Investor is subject, or (iii) require any consent or other action by any person under, or constitute a material default under any agreement or other instrument binding upon the Investor.

         2.3 Receipt of Information; Accredited Investor Status. The Investor represents that it has been furnished with such materials and has been given access to such information relating to the Company as Investor or Investor's qualified representative has requested, and Investor has been afforded the opportunity to ask questions and receive answers from the Company regarding the business, properties, prospects and financial condition of the Company. Investor acknowledges that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of consummating the transactions contemplated herein. Investor further acknowledges that it has been advised to and has obtained, to the extent Investor deems necessary, professional (including legal and tax) advice with respect to the suitability of the transactions contemplated herein in light of Investor's condition and investment needs and the terms and conditions of this Agreement and documents relating hereto. Investor further represents and warrants that it is an "accredited investor" under the Securities Act of 1933.

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         2.4      Ownership of the Warrants. The Investor represents and
warrants that the Investor has good and marketable title in and to the Warrants, free and clear of any lien, pledge, charge, security interest, encumbrance or any other limitation or restriction.

                                   ARTICLE III

                CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

         3.1 The respective obligations of the Investor and the Company to perform this Agreement and other transactions contemplated hereby are subject to the satisfaction of the following conditions:

                  (a) Receipt of a fairness opinion from Allen & Company LLC addressed to the Company and Deutsche Bank Trust Company Americas as Trustee of the Company's Senior Subordinated Notes; and

                  (b) Approval of this transaction by special committees of the Board of Directors of the Investor and the Company in accordance with the provisions of Section 14-2-862 of the Georgia Business Corporation Code.

                                   ARTICLE IV

                               CLOSING DELIVERIES

         4.1 Closing Deliveries by Investor. The Company will deliver or cause to be delivered to Investor the Purchase Price in the manner set forth in Sections 1.2 and 1.4.

         4.2 Closing Deliveries of Investor. Investor will deliver or cause to be delivered to the Company all of the following:

                  (a)      the Warrants; and

                  (b) all other documents reasonably required by the Company to consummate the transactions contemplated by this Agreement.

                                    ARTICLE V

                           INDEMNIFICATION AND RELEASE

         5.1 Definition of Damages. As used in this Agreement, "Damages" shall mean all assessments, levies, losses, fines, penalties, liabilities, damages, costs and expenses, including reasonable attorneys' fees and expenses.

         5.2 Investor's Indemnification Obligations. Investor shall indemnify, save and keep harmless the Company's officers, directors, employees, agents and their successors and assigns

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(each an "Indemnitee"), against and from all Damages sustained or incurred by any Indemnitee as a result of or arising out of or by virtue of:

                  (a) any inaccuracy in or breach of any representation and warranty made by Investor in this Agreement or in any closing document delivered to the Company in connection herewith; or

                  (b) any breach by the Investor of, or failure by the Investor to comply with, any of the covenants or obligations under this Agreement to be performed by the Investor (including its obligations under this Article V).

         5.3 Release. In order to induce the Company to purchase and the Investor to sell the Warrants and intending to be legally bound, each party does hereby release, acquit, discharge and covenant not to sue the other party, its officers, directors, employees, agents, successors and assigns, and any such person who may be jointly liable with the same (such parties being referred to collectively herein as the "Released Parties") from all actions, causes of action, claims, demands, damages or liabilities, joint or several, known or unknown, whether or not within the contemplation of the parties, that the undersigned may have had or may now have against the Released Parties, or any of them, under any registration, antifraud or other provision of any federal or state securities law, any rule or regulation thereunder, or under any other statutory law or common law or otherwise, arising out of or in connection with any offer or sale to, or purchase from the Investor, of any interest in (including, without limitation, the Warrants or any other securities or any right or warrant to purchase the same) or obligation of the Company at any time prior to the date hereof.

                                   ARTICLE VI

                                  MISCELLANEOUS

         6.1 Survival. All representations and warranties made herein or pursuant to any certificate or instrument delivered pursuant to this Agreement shall survive the Closings.

         6.2 Amendment. This Agreement may not be amended except by an instrument in writing signed by the Company and the Investor.

         6.3 Notices. All notices required or permitted to be given hereunder shall be in writing and may be delivered by hand, by facsimile, by nationally recognized private courier, or by United States mail. Notices delivered by mail shall be deemed given three (3) business days after being deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested. Notices delivered by hand, by facsimile, or by nationally recognized private courier shall be deemed given on the day of receipt (if such day is a business day or, if such day is not a business day, the next succeeding business day).

         6.4 Expenses. Provided that the Closings shall occur, the Company shall pay the fees and expenses incurred by the Company, and the Investor shall pay the fees and expenses incurred by the Investor.

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         6.5      Entire Agreement; Binding Effect. This Agreement and the
instruments to be delivered by the parties pursuant to the provisions hereof constitute the entire agreement between the parties and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

         6.6 Non-Waiver. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by such party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

         6.7 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

         6.8 Severability. The invalidity of any provision of this Agreement or portion of a provision shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision.

         6.9 Applicable Law. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of Georgia.

         6.10 Benefits. Except as expressly provided herein, nothing in this Agreement, express or implied, shall confer on any Person other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, including third party beneficiary rights.

         6.11 Assignability. This Agreement shall not be assignable by any party without the prior written consent of the Company and the Investor.

         6.12 Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

                       (signatures on the following page)


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          IN WITNESS WHEREOF, the undersigned have executed this agreement as of the date first above written:



                                      COMPANY:
                                      GRAY TELEVISION, INC.


                                      By:             /s/ James C. Ryan
                                             -------------------------------
                                      Name:  James C. Ryan
                                      Title:  Senior Vice President - CFO

                                      INVESTOR:

                                      BULL RUN CORPORATION



                                      By:        /s/ Frederick J. Erickson
                                             ------------------------------
                                      Name:      Frederick J. Erickson
                                             -------------------------------
                                      Title:     Vice President-Finance, CFO
                                             -------------------------------




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                                    EXHIBIT A

                           (COMMON STOCK WARRANTS FOR
                     731,250 SHARES OF CLASS A COMMON STOCK)


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                                    EXHIBIT B

                           (COMMON STOCK WARRANTS FOR
                     375,000 SHARES OF CLASS A COMMON STOCK)



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                                    EXHIBIT C

                           (COMMON STOCK WARRANTS FOR
                         100,000 SHARES OF COMMON STOCK)